EXHIBIT 1.1

6,250,000 Shares

Intersections Inc.

Common Stock

($0.01 Par Value)

April __, 2004

Deutsche Bank Securities Inc.
Lazard Frères & Co. LLC
Stephens Inc.
SunTrust Capital Markets Inc.
As Representatives of the
      Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

     Intersections Inc., a Delaware corporation (the “Company”), and CD Holdings, Inc., a wholly owned subsidiary of Equifax Inc. and a shareholder of the Company (the “Selling Shareholder”), propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 6,250,000 shares of the Company’s common stock (the “Common Stock”), $0.01 par value (the “Firm Shares”), of which 3,000,000 shares will be sold by the Company and 3,250,000 shares will be sold by the Selling Shareholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The shareholders listed in Schedule II hereto (the “Over-Allotment Selling Shareholders”) and the Selling Shareholder also propose to sell at the Underwriters’ option an aggregate of up to 937,500 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below. The Company, the Selling Shareholder and the Over-Allotment Selling Shareholders are sometimes referred to herein collectively as the “Sellers.”

     As the Representatives, you have advised the Sellers (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

     Deutsche Bank Securities Inc. (“DBSI”) has agreed to reserve up to 100,000 of the Shares to be purchased by it under this Agreement for sale to the Company’s employees, family members of employees, customers and other third parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Sellers.

          (a) The Company represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form S-1 (File No. 333-111194) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the rules and regulations of the Commission (the “Rules and Regulations”)) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21.1 of the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock or membership interests of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. The outstanding shares of capital stock or membership interests of each of the Subsidiaries are owned by the Company or another Subsidiary and, upon the conversion of the senior secured convertible note held by the Selling Shareholder in connection with the consummation of the offering of Shares contemplated hereby, will be owned free and clear of all liens, encumbrances and equities and claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholder and the Over-Allotment Selling Shareholders, have been duly authorized and validly issued, or in the case of the Selling Shareholder and certain Over-Allotment Selling Shareholders, will be validly issued upon the conversion of the preferred stock of the Company (the “Preferred Stock”) into shares of Common Stock upon the consummation of the offering contemplated hereby, and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

          (iv) The information set forth under the caption “Capitalization” in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

          (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 13 hereof.

          (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly, on the basis set forth therein, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vii) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (viii) There is no action, suit, claim, proceeding or labor dispute pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries which if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, results of operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby.

          (ix) The Company and the Subsidiaries have good and marketable title in fee simple to all real properties and good and marketable title to all personal properties and other assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount or significance. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such properties by the Company or the Subsidiaries, conforming in all material respects to the description thereof set forth in the Registration Statement.

          (x) The Company and the Subsidiaries have filed, or duly received extensions of, all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (xi) Since the date of the latest audited financial statements included in the Prospectus, there has not been any material adverse change or any development or event involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements included in the Registration Statement.

          (xii) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under (A) its charter or by-laws or (B) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), except as set forth in the Registration Statement. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter or by-laws of the Company or any Subsidiary or any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

          (xiii) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

          (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities laws) has been obtained or made and is in full force and effect.

          (xv) Each of the Company and the Subsidiaries holds all material licenses, certificates and permits, including insurance agent’s licenses and broker’s licenses, from governmental authorities that are necessary to the conduct of its businesses; each of the Company and the Subsidiaries owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Prospectus and are not described in all material respects. Neither the Company nor any Subsidiary is a party to or bound by any option, license or agreement with respect to the Intellectual Property of any other person or entity that is required to be set forth in the Prospectus and is not described in all material respects. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; neither the Company nor any Subsidiary has received any written or oral communications alleging that the Company or any Subsidiary has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.

          (xvi) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

          (xvii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, (as amended, the “1940 Act”) and the Rules and Regulations thereunder.

          (xviii) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xix) Each of the Company and its Subsidiaries and, to the Company’s knowledge, each of the directors and officers of the Company and its Subsidiaries, in their capacities as such, is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

          (xx) Each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its respective business and the value of properties and as is customary for companies engaged in similar businesses.

          (xxi) Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where such non-compliance would not result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) maintained by or contributed to by the Company or any Subsidiary for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxii) Other than as set forth in the Registration Statement, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xxiii) The Company is not in violation in any material respect of any Federal, state or local insurance laws in connection with any of its services, including its small business services and its program for providing subscribers coverage for the out-of-pocket costs of correcting a stolen identity through a master policy issued by a third-party insurer. The Company has all material licenses, including insurance agent’s licenses or broker’s licenses, that are necessary for conducting such business.

          (xxiv) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

          (xxv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered (except such additional steps as may be required by the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities laws).

          (xxvi) The Company has not offered, or caused DBSI or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (xxvii) The Shares have been approved for listing subject to notice of issuance on the Nasdaq National Market.

          (b) Each of the Selling Shareholder and the Over-Allotment Selling Shareholders (individually, a “Shareholder”), severally and not jointly, represents and warrants as follows:

          (i) At the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), such Shareholder will have good and marketable title to the applicable Firm Shares and the Option Shares to be sold by such Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

          (ii) Such Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custody Agreement (as defined below) and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Shareholder of the transactions herein contemplated and the fulfillment by such Shareholder of the terms hereof (A) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, by the NASD or under state securities laws) and (B) will not result in a breach of any of the terms and provisions of, or constitute a default under, (1) organizational documents of such Shareholder, (2) any material indenture, mortgage, deed of trust or other agreement or instrument to which such Shareholder is a party, or (3) any order, rule or regulation applicable to such Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except, in the case of clauses (A) and (B)(2) and (3), where the failure to obtain such consent, approval, authorization or other order or such breach or default would not have an effect on the sale of the Shares or the consummation of any of the other transactions contemplated hereby.

          (iii) Such Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, such Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          (iv) The information pertaining to such Shareholder under the caption “Selling Stockholders” in the Prospectus is complete and accurate in all material respects.

     2. Purchase, Sale and Delivery of the Firm Shares.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Shareholder agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from the Company and the Selling Shareholder shall be, as nearly as practicable, in the same proportion to the total number of Firm Shares being sold by the Company and the Selling Shareholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm

Shares to be sold hereunder. The obligations of the Company and of the Selling Shareholder shall be several and not joint.

          (b) Certificates in negotiable form for the total number of Shares, or in the case of Shareholders holding Preferred Stock or convertible notes, certificates or instruments representing the outstanding shares of Preferred Stock or convertible notes that will convert upon the consummation of the offering contemplated hereby to Shares, to be sold hereunder by each Shareholder have been placed in custody with American Stock Transfer and Trust Company as custodian (the “Custodian”) pursuant to the custody agreement (the “Custody Agreement”) executed by the Custodian and each Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholder and Over-Allotment Selling Shareholders. Each Shareholder specifically agrees that the Firm Shares and any Option Shares represented by the applicable certificates or instruments held in custody for such Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Shareholder for such custody are to that extent irrevocable, and that the obligations of such Shareholder hereunder shall not be terminable by any act or deed of such Shareholder (or by any other Shareholder, person, firm or corporation, including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Shareholder or the dissolution of a Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

          (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares to be delivered will be in definitive form in such denominations and in such registrations as DBSI requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholder and the Over-Allotment Selling Shareholders hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Selling Shareholder and the Over-Allotment Selling Shareholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorney-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, (i) the Selling Shareholder will sell its Option Shares prior to the sale of any Option Shares by the Over-Allotment Selling Shareholders and (ii) if any Option Shares remain to be sold after the Selling Shareholder has sold all of its Option Shares, the respective number of Option Shares to be sold by the Over-Allotment Selling Shareholders shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Custodian for the shares to be sold by the Selling Shareholder and the Over-Allotment Selling Shareholders against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters through the facilities of The Depository Trust Company.

          (e) If on the Closing Date or Option Closing Date, as the case may be, the Selling Shareholder or any Over-Allotment Selling Shareholder fails to sell the Firm Shares or Option Shares which such Shareholder has agreed to sell on such date, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Firm Shares or the Option Shares which such Shareholder has failed to so sell, or such lesser number as may be requested by the Representatives.

     3. Offering by the Underwriters.

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares and, if applicable, the Option Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

     4. Covenants of the Sellers.

          (a) The Company covenants and agrees with the several Underwriters that:

          (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, from time to time or upon the order of, the Representatives as many copies of any Preliminary Prospectus as the Representatives may

reasonably request. The Company will deliver to, from time to time or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all the amendments thereto, as the Representatives may reasonably request.

          (v) The Company will comply with the Act and the Rules and Regulations thereunder, and the Exchange Act and the Rules and Regulations thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations thereunder, and will advise you in writing when such statement has been so made available.

          (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (viii) No offering, sale, short sale or other disposition of any shares of Common Stock or other capital stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made during the lock-up period (the “Lock-Up Period”), directly or indirectly, by the Company otherwise than (A) hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of securities convertible, exchangeable or exercisable into

Common Stock which are outstanding on the date hereof and described in the Prospectus, (C) the issuance of shares of Common Stock or the grant of an option to purchase shares of Common Stock under the employee benefit plans described in the Prospectus, (D) upon prior written notice to DBSI, the issuance by the Company of shares of Common Stock or securities convertible, exchangeable or exercisable into Common Stock in connection with acquisitions and joint ventures, and the filing of a registration statement with respect thereto, or (E) with the prior written consent of DBSI; provided, however, that in the case of an issuance by the Company of shares of Common Stock or securities convertible, exchangeable or exercisable into Common Stock to a recipient pursuant to clause (D), it shall be a condition to such issuance that such recipient execute an agreement stating that the recipient is receiving and holding the securities subject to the provisions of the Lock-Up Agreement (as defined in Section 4(a)(x) below). The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final Prospectus.

          (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

          (x) The Company has caused each officer and director and the shareholders of the Company set forth on Schedule IV attached hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).

          (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (xii) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (xv) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     (b) Each of the Selling Shareholder and the Over-Allotment Selling Shareholders covenants and agrees with the several Underwriters that:

          (i) No offering, sale, short sale or other disposition of any shares of Common Stock or other capital stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by such Shareholder, or request for the registration for the offer or sale of any of the foregoing (or as to which such Shareholder has the right to direct the disposition of), will be made during the Lock-Up Period discussed in Section 4(a)(viii) above, directly or indirectly, by such Shareholder otherwise than hereunder or with the prior written consent of DBSI.

          (ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (iii) Such Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     5. Costs and Expenses.

          Except as otherwise provided below, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and one counsel selected by the Selling Shareholder to represent the Selling Shareholder and, if they so desire, the Over-Allotment Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters’ Selling Memorandum, the Underwriters’ Invitation Letter, the Listing Application of the Nasdaq National Market, and any supplements or amendments thereto; any transfer taxes imposed on the sale of the Shares to the several Underwriters (except that each of the Selling Shareholder and the Over-Allotment Selling Shareholders agrees to pay any transfer taxes imposed on the sale of its Shares to the several Underwriters); the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities laws. Except as provided in the preceding sentence or as otherwise agreed to by the Company, to the extent, if at all, that any Over-Allotment Selling Shareholder engages special legal counsel to represent it in connection with this offering, the fees and expenses of such counsel shall be borne by such Shareholder. In addition, the Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those specified above and those related to qualification under NASD regulation and State securities laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or any Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Sellers shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. Each of the Selling Shareholder and the Over-Allotment Selling Shareholders will pay its own out-of-pocket costs and expenses, including fees and disbursements of counsel (other than one counsel representing the Selling Shareholder and, if so desired, the Over-Allotment Selling Shareholders), in connection with the transactions contemplated by this Agreement, including all underwriting discounts and commissions and taxes incident to the sale and delivery of the Shares to be sold by such Shareholder.

     6. Conditions of Obligations of the Underwriters.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder and the Over-Allotment Selling Shareholders contained herein, and to the performance by the Company, the Selling Shareholder and the Over-Allotment Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, the Selling Shareholder or any Over-Allotment Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

         (b) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, the opinion of Stroock & Stroock & Lavan LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

         (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries (other than Intersections Services Inc., as to which such counsel expresses no opinion) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Company and the Subsidiaries is duly qualified to transact business in each jurisdiction in which it owns or leases real property; the outstanding shares of capital stock or membership interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to such counsel’s knowledge, (A) the outstanding shares of capital stock or membership interests of each of the Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims, and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

         (ii) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus; the authorized shares of the Company’s Common Stock have been duly authorized; the outstanding shares of the Company’s Common Stock, including the Shares to be sold by the Selling Shareholder and the Over-Allotment Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and, to such counsel’s knowledge, no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

         (iii) Except as described in or contemplated by the Prospectus, to such counsel’s knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to such counsel’s knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

         (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission.

         (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules and other financial and statistical data included therein).

         (vi) The statements under the captions “Certain Transactions”, “Description of Capital Stock,” and “Shares Eligible for Future Sale,” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

         (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

         (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

         (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company or any Subsidiary, or any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

         (x) This Agreement has been duly authorized, executed and delivered by the Company.

         (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

         (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

         (xiii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no material actions, suits, claims or proceedings relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, and any further amendment thereto made prior to the date hereof, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

         (c) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, (i) the opinion of Kilpatrick Stockton LLP, counsel for the Selling Shareholder, (ii) the opinion of Stroock & Stroock & Lavan LLP, counsel for the Over-Allotment Selling Shareholders for whom such counsel is serving as the Authorized Agent pursuant to Section 14 hereof, (iii) the opinion of Morgan, Lewis & Bockius LLP, counsel for certain Over-Allotment Selling Shareholders, and (iv) the opinion of Bingham McCutchen LLP, counsel for an Over-Allotment Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

         (i) This Agreement has been duly authorized, executed and delivered on behalf of such Shareholder.

         (ii) Such Shareholder has full legal right, power and authority, and any approval required by law (other than as required by state securities laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Shareholder.

         (iii) The Custody Agreement and the Power of Attorney executed and delivered by such Shareholder are valid and binding.

         (iv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by such Shareholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

         (d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares delivered on the Closing Date or the Option Closing Date, as the case may be, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company, the Selling Stockholder and the Over-Allotment Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

         (f) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

         (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

         (ii) The representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

         (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

         (iv) Such officer has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

         (v) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be; and

         (vi) Since the date of the latest audited financial statements included in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

         (g) The Selling Shareholder and each Over-Allotment Selling Shareholder shall have furnished to the Representatives a certificate confirming that the representations and warranties of such Shareholder contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that such Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

         (h) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

         (i) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

         (j) The Representatives shall have received, on or prior to the Closing Date, documentary evidence of the termination and release by Loeb Holding Corporation of all collateral security interests in the Option Shares pledged to Loeb Holding Corporation, and all Option Shares shall be delivered to the Custodian free and clear of any encumbrances.

         (k) The Company, the Selling Shareholder and each Over-Allotment Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cravath, Swaine & Moore LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Sellers of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, the Selling Shareholder, the Over-Allotment Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Sellers.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification.

         (a) The Company agrees:

    (1) to indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that (A) the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 4(a) hereof, and (B) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

    (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters or such other persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters or such other persons will promptly return all sums that had been advanced pursuant hereto.

         (b) Each Shareholder, severally and not jointly, agrees to indemnify the Underwriters, the Company and each person, if any, who controls any Underwriter or the Company and each of its directors and officers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such

Underwriter, the Company or controlling or other person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company and the Underwriters, and such directors, officers and controlling persons, in connection with investigating and defending any such loss, claim, damage, liability, action or proceeding; provided, however, that (1) the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 4(a) hereof, and (2) each such Shareholder shall be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through such Shareholder specifically for use therein. In no event, however, shall the liability of any Shareholder for indemnification under this Section 8(b) or contribution under Section 8(f) exceed the net proceeds received by such Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

         (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Shareholder, each director or general partner of such Shareholder, and each person, if any, who controls the Company or any Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or any such Shareholder, or such director, officer or controlling person, may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or such Shareholder, or such director, officer or controlling person, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b), (c)or (e) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), (c) or (e). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (e) and by the Sellers in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) The Company agrees to indemnify and hold harmless DBSI and its affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 8(e) in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for DBSI for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control DBSI within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

         (f) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), (c) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Shareholder shall be required to contribute any amount in excess of the proceeds received by such Shareholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Shareholder’s obligations in this Section 8(f) to contribute are several in proportion to the net proceeds received by such Shareholder from the Underwriters in the offering contemplated hereby and not joint.

         (g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus or the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, or to any Shareholder, its directors or general partners, or any person controlling such Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. Default by Underwriters.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or any Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company, the Selling Shareholder and the Over-Allotment Selling Shareholders, as the case may be, such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Sellers or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Sellers except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: General Counsel; if to the Company, to Intersections Inc., 14901 Bogle Drive, Chantilly, Virginia 20151, Attention: General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982; Attention: Martin H. Neidell, Esq.; if to the Selling Shareholder, to CD Holdings, Inc., c/o Equifax Inc., P.O. Box 4081, Atlanta, Georgia 30342, Attention: Chief Legal Officer, with a copy to Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, Attention: Larry D. Ledbetter; if to the Over-Allotment Selling Shareholders, to the name and address set forth opposite their respective names on Schedule II.

     11. Termination.

         This Agreement may be terminated by you by notice to the Sellers (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change, or any development or event involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or material disruption of the clearance or settlement of trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by U.S. Federal or New York authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of any of the Company’s securities by the Nasdaq National Market, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b) as provided in Sections 6 and 9 of this Agreement.

     12. Successors.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholder, the Over-Allotment Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors, general partners and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.

         The Company, the Selling Shareholder, the Over-Allotment Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the fourth, eighth and twelfth through seventeenth paragraphs under the caption “Underwriting” in the Prospectus.

     14. Miscellaneous.

         (a) The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

         (b) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this Agreement.

         (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof.

     Each of the Company, the Selling Shareholder and the Over-Allotment Selling Shareholders agrees that any suit, action or proceeding against the Company, the Selling Shareholder or any Over-Allotment Selling Shareholder brought by any Underwriter, the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or Federal court in the Borough of Manhattan in the City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company, the Selling Shareholder and the Over-Allotment Selling Shareholders have appointed Stroock & Stroock & Lavan LLP, Kilpatrick Stockton LLP and the agents set forth opposite the respective names of the Over-Allotment Selling Shareholders on Schedule II, respectively, as their authorized agents (the “Authorized Agents”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan in the City of New York by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person, if any, who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company, the Selling Shareholder and the Over-Allotment Selling Shareholders hereby represents and warrants that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company, the Selling Shareholder and the Over-Allotment Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the respective Authorized Agents shall be deemed, in every respect, effective service of process upon the Company, the Selling Shareholder or the Over-Allotment Selling Shareholders, as the case may be.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Over-Allotment Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
INTERSECTIONS INC.
By:
Michael R. Stanfield Chief Executive Officer
CD HOLDINGS, INC.
By:
[Name] [Title]
OVER-ALLOTMENT SELLING SHAREHOLDERS
By:
Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC.
LAZARD FRÈRES & CO. LLC
STEPHENS INC.
SUNTRUST CAPITAL MARKETS, INC.
As Representatives of the several
Underwriters listed on Schedule I
By: Deutsche Bank Securities Inc.
By:
Authorized Officer
By:
Authorized Officer
By: Lazard Frères & Co. LLC
By:
Authorized Officer
By: Stephens Inc.
By:
Authorized Officer
By: SunTrust Capital Markets, Inc.
By:
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased

Deutsche Bank Securities Inc.
Lazard Frères & Co. LLC
Stephens Inc.
SunTrust Capital Markets, Inc.

Total

SCHEDULE II

Schedule of Over-Allotment Selling Shareholders

Over-Allotment	Name and
Selling Shareholder	Address for Notices	Authorized Agent
Conning Capital Partners	Conning Capital Partners V., L.P.	Morgan, Lewis & Bockius LLP
V, L.P.	City Place II	101 Park Avenue
	185 Asylum Street	New York, NY 10178-0060
	Hartford, CT 06103	Attn: Edward A. Reilly, Jr.,
	Attn: Steven F. Piaker	Esq.
with a copy to:
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178-0060
Attn: Edward A. Reilly, Jr., Esq.

Michael R. Stanfield	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

RS Coinvestment	Bingham McCutchen LLP	Bingham McCutchen LLP
Fund, LLC	150 Federal Street, 13th Floor	150 Federal Street, 13th Floor
	Boston, MA 02110	Boston, MA 02110
	Attn: John Utzschneider, Esq.	Attn: John Utzschneider, Esq.

MCP Global	Morgan, Lewis & Bockius LLP	Morgan, Lewis & Bockius LLP
Corporation, Ltd.	101 Park Avenue	101 Park Avenue
	New York, New York 10178	New York, New York 10178
	Attn: Edward A. Reilly, Jr., Esq.	Attn: Edward A. Reilly, Jr.,
Esq.

Morgan, Lewis & Bockius LLP
Castle Creek	Morgan, Lewis & Bockius LLP	101 Park Avenue
Venture Partners	101 Park Avenue	New York, New York 10178
LLC	New York, New York 10178	Attn: Edward A. Reilly, Jr.,
	Attn: Edward A. Reilly, Jr., Esq.	Esq.

Thomas L. Kempner	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

Norman N. Mintz	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

Joseph Lesser	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

Burnette Herrick	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

William Perlmuth	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

The Estate of John	Eaton & Van Winkle LLP	Eaton & Van Winkle LLP
Rosenthal	3 Park Avenue	3 Park Avenue
	New York, NY 10016	New York, NY 10016
	Attn: Nancy Stone, Esq.	Attn: Nancy Stone, Esq.
with a copy to:
Stroock & Stroock & Lavan LLP,
180 Maiden Lane
New York, NY 10038-4982
Attn: Martin H. Neidell, Esq.

William J. Wilson	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

Ann Bernhard	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982

	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

Harvey Tepner	Stroock & Stroock & Lavan LLP,	Stroock & Stroock & Lavan LLP,
	180 Maiden Lane	180 Maiden Lane
	New York, NY 10038-4982	New York, NY 10038-4982
	Attn: Martin H. Neidell, Esq.	Attn: Martin H. Neidell, Esq.

SCHEDULE III

Schedule of Option Shares

	Maximum Number of	Percentage of Total
	Option Shares to be	Number of Option
Name of Seller	Sold	Shares
CD Holdings, Inc.	505,792	54.0%
Conning Capital Partners V, L.P.	200,000	21.3%
Michael R. Stanfield	60,000	6.4%
RS Coinvestment Fund, LLC	58,461	6.2%
MCP Global Corporation, Ltd.	19,487	2.1%
Castle Creek Venture Partners LLC	19,487	2.1%
Thomas L. Kempner	31,711	3.4%
Norman N. Mintz	11,841	1.3%
Joseph Lesser	7,928	0.9%
Burnette Herrick	3,964	0.4%
William Perlmuth	3,964	0.4%
The Estate of John Rosenthal	3,964	0.4%
William J. Wilson	3,964	0.4%
Ann Bernhard	3,964	0.4%
Harvey Tepner	2,973	0.3%

Total	937,500	100.0%

SCHEDULE IV

Schedule of Shareholders Party to the Lock-Up Agreement

Thomas G. Amato
Ann Bernhard
Castle Creek Venture Partners LLC
CD Holdings Inc.
Conning Capital Partners V, L.P.
Neal Dittersdorf
Charles Patrick Garner
Donald T. Heroman
Burnette Herrick
Christopher Kempner Trust
Jessica Kempner Trust
Margaret Kempner Trust
Nina Kempner Trust
Thomas L. Kempner
Thomas N. Kempner Trust
Trevor Kempner Trust
Sidney R. Knafel
Trust f/b/o Douglas R. Knafel
Trust f/b/o Andrew G. Knafel
Robert LaFin
Joseph Lesser
Loeb Holding Corp.
David A. McGough
MCP Global Corporation Ltd.
Norman N. Mintz
William Perlmuth
David M. Phillips
David M. Phillips Jr., as Custodian for Erin Elizabeth Phillips
David M. Phillips Jr., as Custodian for Timothy Cahill Phillips
RuthAnn and David Phillips Trust for their Grandchildren
Steven F. Piaker
The Estate of John Rosenthal
RS Coinvestment Fund
Kenneth D. Schwarz

Michael R. Stanfield
Peter Tcherepnine
Harvey Tepner
William J. Wilson

EXHIBIT A

Form of Lock-Up Agreement

_______, __ 2004

Intersections Inc.
14901 Bogle Drive
Chantilly, Virginia 20151

Deutsche Bank Securities Inc.
Lazard Frères & Co. LLC
Stephens Inc.
SunTrust Capital Markets Inc.
As Representatives of the
      Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10543

Ladies and Gentlemen:

     The undersigned understands that Deutsche Bank Securities Inc. (“DBSI”), Lazard Frères & Co. LLC, Stephens Inc. and SunTrust Capital Markets Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Intersections Inc. (the “Company”), the Selling Shareholder and the Over-Allotment Selling Shareholders (each as defined in the Underwriting Agreement) providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of DBSI, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”), except pursuant to and in accordance with the Underwriting Agreement in connection with the Public Offering. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering.

     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to affiliates, partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

     The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to June 30, 2004, this agreement shall be of no further force or effect.

Signature:

Print Name:

44